SUB ITEM 77Q1(a)

Appendix A, dated July 24, 2007, to the Master Amended and Restated By-Laws for MFS Charter Income Trust, dated January 1, 2002 as revised June 23, 2004, and the Master

 Amended and Restated  By-Laws for

MFS Charter  Income  Trust,  dated  January 1, 2002 as revised June 23, 2004 and
 August 22, 2007, are

contained in  Post-Effective  Amendment No 28 to the  Registration
 Statement of MFS Series Trust XV (File
Nos. 2-96738 and 811-4253),  as filed with the Securities and Exchange
 Commission via EDGAR on August 24,
2007,  under  Rule 485 under  the  Securities  Act of 1933.  Such documents  are  incorporated  herein by
reference.